COMMERCIAL LOAN AGREEMENT

BORROWER'S NAME AND ADDRESS:	DESCRIPTION OF LOAN:

Applied Digital Solutions, Inc. 400 Royal Palm Way Suite 410 Palm Beach, Florida 33480	☒	Term Loan: $1,000,000.00

DATE OF THIS AGREEMENT:	June 27, 2003

THIS COMMERCIAL LOAN AGREEMENT (the “Agreement”) is made as of the date set forth above, between the above-named Borrower (the “Borrower”) and InfoTech USA, Inc. (f/k/a SysComm International Corporation), a Delaware corporation, with offices located at 7 Kingsbridge Road in Fairfield, New Jersey 07004 (the “Lender”). The Lender has agreed to extend to Borrower, at the Borrower’s request, the loan(s) described above and may, in its sole discretion and with no obligation, express or implied, to do so, from time to time hereafter, extend other loans to Borrower (individually a “Loan” and collectively the “Loans”). All of the Loans are, together with all other debts, liabilities and obligations of Borrower to the Lender, direct or indirect, absolute or contingent, now existing or hereafter arising, hereinafter sometimes referred to as the “Obligations”. Each Loan is or shall be evidenced by a commercial promissory note (individually a “Note” and collectively the “Notes”) and each Loan and all of the other obligations are secured pursuant to a Pledge of Investment Securities between Borrower and the Lender (the “Pledge”). In connection with the Loans, the Borrower may execute certain other documents, certificates and agreements, all of which are, together with this Agreement, the Notes and the Pledge, sometimes collectively referred to herein as the “Loan Documents”. Each Loan, whether now existing or hereafter arising, is made upon and subject to the terms and conditions set forth in the Note evidencing such Loan, the Pledge, the other Loan Documents and this Agreement. The terms, conditions, representations, warranties and covenants set forth in this Agreement are in addition to, and not in limitation of, the terms, conditions, representations, warranties and covenants set forth in the other Loan Documents. In the event of any conflict between the terms, conditions, representations, warranties and covenants contained in the Loan Documents, the term, condition, representation, warranty or covenant which confers the greatest benefit upon the Lender shall control. The determination as to which term, condition, representation, warranty or covenant is more beneficial shall be made by the Lender in its sole discretion and shall be binding upon the Borrower. In the event the Loan Documents are modified in the future, the modified terms, conditions, representations, warranties and covenants shall control in the event of any conflict with any other terms, conditions, representations, warranties and covenants in the Loan Documents.

IN CONSIDERATION OF the Loans made or to be made by Lender to the Borrower, and of all other Obligations of the Borrower to the Lender, Borrower and Lender hereby agree as follows:

I.      TERM LOAN.    The Term Loan (the “Term Loan”) made available by the Lender to the Borrower shall be upon and subject to the terms and conditions set forth in the Term Note evidencing such Loan (hereafter, the “Term Note”), the other Loan Documents and this Agreement.

II.      FEES.    Borrower agrees to pay the Lender such fees as are provided in this Agreement, if any.

III.      PAYMENTS.    All payments made by the Borrower of principal and interest on the Loan, and other sums and charges payable under the Loan Documents, shall be made to the Lender in accordance with the

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terms of the respective Loan Documents in immediately available, lawful United States of America currency at its office set forth above.

IV.      SECURITY.    The Loan and all other Obligations of the Borrower to the Lender, whether now existing or hereafter arising, shall, at all times, be secured by a first priority perfected security interest, as required by this Agreement and the Pledge, in the Collateral (as hereinafter defined), which security interest shall continue until payment in full of all amounts outstanding under said Loan and the other Obligations. The term “Collateral” as used herein shall be deemed to include all investment securities of the Borrower secured, mortgaged, pledged, assigned or otherwise encumbered or covered by any of the Loan Documents, including, but not limited to, the Pledge. The Borrower covenants and agrees to take such further actions and to execute such additional documents as may be necessary from time to time to enable the Lender to obtain and maintain the security interests and liens arising under the Loan Documents. In furtherance of the foregoing, Borrower hereby appoints Lender as attorney irrevocable with full power to collect, compromise, endorse, sell or otherwise deal with the Borrower’s accounts and account receivables or proceeds thereof and to perform the terms of any contract in order to create accounts and account receivables in Lender’s name or in the name of Borrower, such appointment to be effective upon default by Borrower.

V.      CONTINUING REPRESENTATIONS AND WARRANTIES.    The Borrower hereby warrants and represents to the Lender that so long as any of the Obligations are outstanding:

         A.        Good Standing.    Borrower, if other than a natural person, is duly organized, validly existing and in good standing under the laws of the state of organization. Borrower has the power to own its properties and to carry on its business as now being conducted.

         B.        Authority.    Borrower has full power and authority to enter into this Agreement and to borrow under the Loan Documents, to execute and deliver the Loan Documents and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary corporate or other action. The persons executing the Loan Documents on behalf of the Borrower has been duly authorized to do so.

         C.        Binding Agreement.    This Agreement and the Loan Documents constitute the valid and legally binding obligations of the Borrower and are enforceable in accordance with their terms.

         D.        Litigation.    There are no suits or proceedings of any kind or nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its assets which, if adversely determined, would have a material adverse effect on the financial condition or business of the Borrower and which have not been disclosed in writing to the Lender.

         E.        Conflicting Agreements; Consents.    There is no charter, bylaw, preference stock or trust provision of the Borrower and no provision(s) of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, which would conflict with, have a material adverse effect upon, or in any way prevent the execution, delivery or performance of the terms of this Agreement or the Loan Documents. The Borrower is not required to obtain any order, consent, approval, authorization of any person, entity or governmental authority in connection with or as a condition to the execution, delivery and

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performance of this Agreement or the Loan Documents or the granting of the security interests and liens in the Collateral.

         F.        Financial Condition.    The financial statements delivered to the Lender by the Borrower has been and shall be prepared in accordance with generally accepted accounting principles, consistently applied, are and will be complete and correct, and fairly present the financial condition and results of the Borrower. Other than those liabilities disclosed in writing to the Lender, there are no liabilities, direct or indirect, fixed or contingent, of the Borrower which are not reflected in the financial statements or in the notes thereto which would be required to be disclosed therein and there has been no material adverse change in the financial condition or operations of the Borrower since the date of such financial statements.

         G.        Taxes.    Borrower has filed all federal, state and local tax returns required to be filed by them and have paid all taxes shown by such returns to be due and payable on or before the due dates thereof.

         H.        Solvency.    Immediately following the funding of the Loan, the present fair saleable value of the Borrower’s assets will be greater than the amount required to pay its total liabilities and the amount of the Borrower’s capital will be adequate in view of the type of business in which it is engaged. .. Borrower has not applied for or consented to the appointment of a receiver, trustee or liquidator of Borrower or any of its property; Aside from its indebtedness to IBM Credit LLC: Borrower is not unable, and has not admitted in writing an inability, to pay its debts as they fall due; Borrower has not made a general assignment for the benefit of creditors; Borrower has not been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against Borrower in any proceeding under any such law; and no action has been taken by Borrower for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower for all or a substantial part of its respective assets, or appointing a receiver, sequestrator, trustee or liquidator of Borrower or any of its property.

         I.        Full Disclosure.    None of the information with respect to the Borrower which has been or hereafter is furnished to the Lender in connection with the transactions contemplated hereby is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not misleading.

         J.        Employee Benefit Plans.    The Borrower has not incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), has not incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto) in connection with any profit sharing, group insurance, bonus, deferred compensation, percentage compensation, stock option, severance pay, insurance, pension or retirement plan or other oral or written agreement or commitment relating to employment or fringe benefits or prerequisites for employees, officers or directors of the Borrower (an “Employee Benefit Plan”), and no Employee Benefit Plan which is subject to ERISA had, as of its latest valuation date, accrued benefits

LOAN AGREEMENT

(whether or not vested) the present value of which exceeded the value of the assets of such Employee Benefit Plan, based upon actuarial assumptions utilized for such Plan.

         K.        Location of Records.    All of the books and records are true and complete copies thereof relating to the accounts and contracts of the Borrower and shall be kept at Borrower’s principal place of business located at the address first set forth above (collectively the “Premises”).

         L.        Compliance with Laws.    The Borrower is in compliance in all material respects with all laws and governmental rules and regulations applicable to the Collateral and to its businesses, properties and assets.

         M.        Title to Collateral.    Contemporaneous with the closing of the Loan, and except as provided herein, Borrower has and will at all times have good and marketable title to the Collateral, free and clear from any liens, security interests, mortgages, encumbrances, pledges or other right, title or interest of any other person or entity, except those arising under the Loan Documents or disclosed to the Lender in the Pledge (“Permitted Encumbrances”).

         N.        Employees.    Borrower has complied with all laws relating to the employment of labor, including any provisions thereof relating to ERISA, wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and occupational safety and health and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         O.        Name.    Borrower’s exact legal name is as set forth in the first page of this Agreement. The chief executive office of the Borrower is located at the office set forth on the first page of this Agreement.

VI.     AFFIRMATIVE COVENANTS.    Until payment in full of all indebtedness under the Loan and the other Obligations, the Borrower agrees that, unless the Lender shall otherwise consent in writing, they will:

         A.        Prompt Payment.    Pay promptly, subject to any applicable cure or grace period, when due all amounts due and owing to the Lender.

         B.        Use of Proceeds.    Use the proceeds of the Loans only for the payment of the amount due to IBM Credit, LLC (“IBM”) on or before June 30, 2003, and the receipt from IBM of a complete release of any further obligations under the Third Amended and Restated Credit Agreement by and among IBM, Digital Angel Trust and Borrower.

         C.        Maintenance of Existence.    Take all necessary action to maintain Borrower’s legal existence.

         D.        Maintenance of Business.    Do or cause to be done all things necessary to maintain and preserve Borrower’s business.

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         E.        Maintenance of Insurance.    Keep all of Borrower’s properties (specifically including, but not limited to, the Collateral) adequately insured against loss or damage by fire and such other casualties and hazards as the Lender may specify from time to time; maintain adequate Workman’s Compensation Insurance under applicable laws and Comprehensive General Public Liability Insurance; and maintain adequate insurance covering such other risks as the Lender may reasonably specify from time to time hereafter. All insurance required hereunder shall be effected by valid and enforceable policies issued by insurers of recognized responsibility authorized to transact business within the State where the property is located and shall, inter alia, (1) name the Lender as an additional insured and/or loss payee, (2) provide that no action of the Borrower shall void any such policy as to the Lender, and (3) provide that the Lender shall be notified in writing of any proposed cancellation of such policy at least thirty (30) days in advance thereof and will have the opportunity to correct any deficiencies justifying such proposed cancellation. For the purposes of this Paragraph, an insurance policy shall be deemed to be “adequate” if it provides coverage against such risks and in such amounts as is customarily carried by owners of similar businesses and properties.

         F.        Inspection by the Lender.    Upon prior notice (other than in emergencies when no notice shall be required) and during normal business hours, permit any person designated by the Lender to inspect any of its properties, including its books, records and accounts (and including the making of copies thereof and extracts therefrom.

         G.        Notification of Default Under This and Other Loan or Financing Arrangements.    Promptly notify the Lender in writing of the occurrence of any Event of Default under this Agreement or any other loan or financing arrangement.

             H Notification of Litigation.    Promptly notify the Lender in writing of any litigation that has been instituted or is pending or threatened which might have a material adverse effect on its continued operations or financial condition.

         I.        Notification of Governmental Action.    Promptly notify the Lender in writing of any governmental investigation or proceeding that has been instituted or is pending or threatened, including, without limitation, matters relating to the federal or state tax returns of the Borrower compliance with the Occupational Safety and Health Act or proceedings by the Treasury Department, Labor Department or Pension Benefit Guaranty Corporation with respect to matters affecting employee welfare, benefit or retirement programs.

         J.        Maintenance of Records.    Keep adequate records and books of account, in which complete entries will be made in a manner reasonably acceptable to the Lender and consistently applied, reflecting all financial transactions of the Borrower.

         K.        Compliance With Laws.    Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property; provided, however, that Borrower shall be entitled to contest the same in good faith so long as such action, in the Lender’s sole opinion, does not have an adverse effect upon the Lender’s rights hereunder or the Collateral.

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         L.        Notification of Material Adverse Changes.    Promptly notify the Lender in writing of any conditions or circumstances which might have a material adverse effect on Borrower’s continued operations or financial condition.

         M.        Additional Financial and Other Covenants.    Borrower shall deliver to Bank within 5 business days of the filing thereof, copies of any and all filings made by the Borrower with the Securities and Exchange Commission (for purposes of this section only, Borrower shall satisfy its “deliver” requirement by sending such filings by electronic mail to the CFO of the Lender).

VII.     NEGATIVE COVENANTS.    Until payment in full of all indebtedness under the Loan and the other Obligations, the Borrower covenants that the Borrower will not, without the express prior written consent of the Lender:

         A.        Nature and Scope of Business.    Enter into any type of business other than that in which it is presently engaged or otherwise significantly change the scope or nature of its business.

         B.        Liens and Mortgages.    Incur, create, assume or suffer to exist any mortgage, pledge, lien, attachment, charge or other encumbrance of any nature whatsoever on any of the Collateral, now or hereafter owned, other than: (1) the security interests or liens granted to the Lender pursuant to the Loan Documents; (2) deposits under Workmen’s Compensation, Unemployment Insurance and Social Security laws; (3) liens imposed by law, such as carriers, warehousemen’s or mechanic’s liens incurred in good faith in the ordinary course of business and which do not, in the aggregate, have a material adverse effect on the Borrower’s financial condition or the Collateral; and, (4) the Permitted Encumbrances.

         C.        Change in Name, Location or Executive Office.    Change its name or relocate its chief executive office without 30 days prior written notification to Lender.

         D.        Mergers or Acquisitions.    Merge or consolidate with or into any other business organization, or acquire, all or substantially all of the capital stock or property of another person or entity.

         E.        Distributions.    Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

         F.        Transactions with Affiliates.    Directly or indirectly enter into or permit to exist any material transaction with any affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliate.

VIII.     CONDITIONS PRECEDENT TO MAKING OF LOANS.    The obligation of the Lender to make any Loan and make disbursements of the proceeds of the same to the Borrower is subject to the satisfaction by the Borrower or its representatives of the following conditions precedent with respect to such Loan: (1) the Borrower has executed and delivered all of the Loan Documents deemed appropriate and necessary by the Lender, in form and substance satisfactory to the Lender; (2) the Borrower’s warranties and representations as contained herein and in the Loan Documents shall be accurate and

LOAN AGREEMENT

complete and Lender has received satisfactory evidence of the same, including, at Lender’s option, an opinion of Borrower’s legal counsel to that effect; and, (3) the Borrower shall not be in default under any of the covenants, warranties, representations, terms or conditions contained in this Agreement or in the Loan Documents as of the date of entering into such Loan and as of the date of each disbursement thereunder, and (4) the Borrower shall pay to IBM Credit the sum of $30 million in full satisfaction and discharge of all obligations owing by the Borrower.

        Lender’s obligations to extend any Loan to Borrower under this Agreement shall be subject to the completion of a due diligence review, satisfactory to the Lender in all respects, including inspection of the Borrower’s financial control systems and management prepared financial statements.

        In addition to the foregoing, any material adverse change in the financial condition, operating status or general business prospects of the Borrower shall void the Lender’s commitment to extend any Loan to the Borrower.

IX.     EVENTS OF DEFAULT; ACCELERATION.    The occurrence of any one or more of the following events shall constitute a default under this Agreement, each of the Loan Documents and the Obligations (collectively “Events of Default”): (1) default by the Borrower in payment on its due date of any principal or interest called for under the Loan or the Loan Documents, or of other amounts due under any other of the Obligations, or other event of default under the Loan Documents or the other Obligations, provided such default is not cured within 15 days after the due date thereof ; (2) the dissolution, termination of existence, merger or consolidation of the Borrower or a sale of Borrower’s business or the Collateral ; (3) the Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property, (b) make a general assignment for the benefit of creditors, (c) be adjudicated as bankrupt or insolvent, (d) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation under any law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or (e) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts; or (4) proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of the Borrower , or of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of sixty (60) days.

Upon the occurrence of any Event of Default, the Lender’s commitment to make further Loans under the Loan Documents or any other agreement with the Borrower shall immediately cease and terminate and, at the election of the Lender, all of the Obligations of the Borrower to the Lender, either under this Agreement, the Loan Documents, or otherwise, will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived. Thereafter, the Lender may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the Borrower and any other endorser or guarantor of the Borrower’s Obligations, either jointly or severally, and may proceed to liquidate and realize upon any of its Collateral in accordance with the rights of a secured party under the Uniform Commercial Code, under any Loan Documents, under any other agreement between the Borrower and the Lender, or under any agreement between any guarantor or endorser of the Borrower’s Obligations to the Lender, and to

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apply the proceeds thereof to payment of the Obligations of the Borrower to the Lender in such order and in such manner as the Lender, in its sole discretion, deems appropriate.

X.    MISCELLANEOUS PROVISIONS.

         A.        Entire Agreement; Waivers.    This Agreement, the Schedules hereto, and the Loan Documents together constitute the entire agreement between the Borrower and the Lender and no covenant, term, condition or other provision thereof nor any default in connection therewith may be waived except by an instrument in writing, signed by the Lender and delivered to the Borrower. The Lender’s failure to exercise or enforce any of its rights, powers or privileges under this Agreement or the Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the Lender shall control. The determination as to which term, covenant, condition or restriction is more beneficial shall be made by the Lender in its sole discretion.

         B.        Remedies Cumulative.    All remedies provided under this Agreement and the Loan Documents or afforded by law shall be cumulative and available to the Lender until all of the Borrower’s Obligations to the Lender have been paid in full.

         C.        Survival of Covenants.    All covenants, agreements, representations and warranties made in this Agreement and in the Loan Documents shall be deemed to be material and to have been relied on by the Lender, notwithstanding any investigation made by the Lender or in its behalf, and shall survive the execution and delivery of this Agreement and the Loan Documents. All such covenants, agreements, representations and warranties shall bind and inure to the benefit of the Borrower’s and the Lender’s successors and assigns, whether so expressed or not.

         D.        Governing Law; Jurisdiction.    This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Jersey. The Borrower to the extent they may legally do so, hereby consent to the jurisdiction of the courts of the State of New Jersey and the United States District Court for the State of New Jersey for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts.

         E.        Assurance of Execution and Delivery of Additional Instruments.    The Borrower agrees to execute and deliver, or to cause to be executed and delivered, to the Lender all such further instruments, and to do or cause to be done all such further acts and things, as the Lender may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the Loan Documents.

         F.        Waivers and Assents.    The Borrower or endorser of the Borrower’s Obligations to the Lender, hereby waive, to the fullest extent permitted by law, demand, notice, protest, notice of acceptance of this Agreement and the Loan Documents, notice of Loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description with respect both to the Loan Documents and the Collateral. The Borrower assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance

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of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. Any demand upon or notice to the Borrower that the Lender may be required or may elect to give shall be mailed by registered or certified mail, return receipt requested, postage prepaid and shall be effective on the date of the first attempted delivery thereof by the U. S. Postal Service, as shown on the registered or certified mail return receipt for such notice addressed to the Borrower at its address set forth at the beginning of this Agreement at the address set forth hereinbelow.

         G.        No Duty of the Lender With Respect to the Collateral.    The Lender shall have no duty as to the collection or protection of Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto, beyond the safe custody thereof.

         H.        Election of the Lender.    The Lender may exercise its rights with respect to Collateral without resorting or regard to other collateral or sources of reimbursement for the Obligations of Borrower to the Lender.

         I.        Person.    The term “Person” shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or an agency or political subdivision thereof.

         J.        Assignment.    If, at any time, by assignment or otherwise, the Lender transfers its rights in any of the Borrower’s Obligations and its rights in Collateral therefor, in whole or in part, such transfer shall carry with it the powers and rights of the Lender under this Agreement, the Loan Documents and the Collateral so transferred and the transferee shall become vested with such powers and rights whether or not they are specifically referred to in the instrument evidencing the transfer. If, and to the extent that the Lender retains such rights and Collateral, the Lender shall continue to have the rights and powers herein set forth with respect thereto. This Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Lender, the Borrower, its successors, assigns, heirs and personal representatives; provided, however, the rights and obligations of the Borrower is not assignable, delegable or transferable without the consent of the Lender. All of the rights of the Lender under this Agreement and the Loan Documents shall inure to the benefit of any participating lender or lenders and its or their successors and assigns.

         K.        Expenses; Proceeds of Collateral.    The Borrower covenants and agrees that they shall pay to the Lender, on demand, any and all out-of-pocket expenses, including attorneys’ fees, court costs, sheriffs’ fees and other expenses incurred or paid by the Lender in protecting and enforcing its rights under this Agreement, the Loan Documents, and the other Obligations, including the costs of preparation of this Agreement and the Loan Documents, and any amendments, modifications, consents or waivers in respect thereof, and all filing, auditing, accounting and appraisal fees. After deducting all of said expenses and the reasonable expenses of retaking, holding, preparing for sale, selling and the like, the residue of any proceeds of collections or sale of Collateral shall be applied to the payment of principal of or interest on Obligations of the Borrower to the Lender in such order or preference as the Lender may determine and any excess shall be returned to the Borrower (subject to the provisions of the Uniform Commercial Code) and the Borrower shall remain liable for any deficiency.

         L.        The Lender’s Right of Offset.    The Borrower hereby grants the Lender a continuing security interest in, and the right to set off against, any deposits or other sums at any time credited or due from the

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Lender to the Borrower and any securities or other property of the Borrower which at any time are in the possession of the Lender, for the payment of any Obligations due the Lender. The Lender may apply or set off such deposits or other sums against the Borrower’s Obligations whether or not the Collateral is considered by the Lender to be adequate. The Borrower expressly grants to the Lender the right to set off and apply such deposits and sums without having to resort to recourse to any other Collateral in which the Lender has a security interest.

         M.        Notices.    All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be either mailed by certified mail, return receipt requested, or delivered by overnight courier service, to the applicable party at the addresses set forth in this Agreement.

         N.        Savings Clause.    Any provision of this Agreement or any of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         O.        Term of this Agreement.    This Agreement shall remain in full force and effect until all of the Obligations have been paid in full and all of the terms, conditions and covenants under the Loan Documents have been performed.

        LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement as of the day and year first above written.

WITNESS:	INFOTECH USA, INC.

/s/ NINFA S. HERNANDEZ	By:	/s/ J. ROBERT PATTERSON
Name & Title: Duly Authorized

LOAN AGREEMENT

WITNESS:	APPLIED DIGITAL SOLUTIONS, INC.

/s/ MICHAEL KRAWITZ	By:	/s/ SCOTT SILVERMAN
Name & Title: Scott Silverman, Duly Authorized Chairman & CEO